CREDIT AGREEMENT

         THIS AGREEMENT is entered into as of December 11, 1996, by and among STRATFORD AMERICAN CORPORATION, an Arizona corporation, and STRATFORD AMERICAN CAR RENTAL SYSTEMS, INC., an Arizona corporation (collectively, individually, jointly and severally, the "Borrower"), and IMPERIAL BANK ("Bank").

                                     RECITAL
                                     -------

         Borrower has requested from Bank the credit accommodations described below (each, a "Credit" and collectively, the "Credits"), and Bank has agreed to provide the Credits to Borrower on the terms and conditions contained herein.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                    ARTICLE I
                                    ---------
                                   THE CREDITS
                                   -----------

         SECTION 1.1. CORPORATE REVOLVING LINE OF CREDIT.

         (a) Corporate Revolving Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including December 11, 1998, not to exceed at any time the aggregate principal amount of Two Million Dollars ($2,000,000.00) ("Corporate Revolving Line of Credit"), the proceeds of which shall be used for general corporate purposes related exclusively to car rental operations, including issuance of letters of credit. Borrower's obligation to repay advances under the Corporate Revolving Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Corporate Revolving Line of Credit Note"), all terms of which are incorporated herein by this reference.

         (b) Letter of Credit Subfeature. As a subfeature under the Corporate Revolving Line of Credit, Bank agrees from time to time during the term thereof to issue standby letters of credit to be used exclusively for car rental operations(each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Two Million Dollars ($2,000,000.00), less all principal amounts outstanding under the Corporate Revolving Line of Credit. Each Letter of Credit shall be issued for a term not to exceed eighteen (18) months, as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Corporate Revolving Line of Credit and shall not be available for borrowings thereunder, and all such amounts shall be considered used amounts under the Corporate Revolving Line of Credit and the Asset Based Line of Credit. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement" and collectively, "Letter of Credit Agreements"). Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Corporate Revolving Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Corporate Revolving Line of Credit are not available, for any reason, at the time any draft is paid by Bank, then Borrower shall immediately pay to Bank the full amount of such draft, together with interest thereon from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Corporate Revolving Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the amount of any such draft.

         (c) Borrowing and Repayment. Borrower may from time to time during the term of the Corporate Revolving Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Corporate Revolving Line of Credit Note; provided however, that the total outstanding borrowings under the Corporate Revolving Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

         (d) Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the advances plus the undrawn and drawn amounts under all Letters of Credit shall at any time exceed the Corporate Revolving Line of Credit, the Borrower shall immediately prepay the advances to the extent necessary to eliminate such excess.

         SECTION 1.2. ASSET BASED LINE OF CREDIT.

         (a) Asset Based Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including December 11, 1998, not to exceed at any time the aggregate principal amount of One Million Dollars ($1,000,000.00) ("Asset Based Line of Credit"), the proceeds of which shall be used to purchase new and pre-owned late model (within two (2) model years) revenue earning vehicles. Borrower's obligation to repay advances under the Asset Based Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit B attached hereto ("Asset Based Line of Credit Note"), all terms of which are incorporated herein by this reference.

         (b) Limitation on Borrowings. Outstanding borrowings under the Asset Based Line of Credit, to a maximum of the principal
                                       2.

amount set forth above, shall not at any time exceed an aggregate of eighty percent (80%) of the purchase price (including taxes and licensing fees) of the new vehicles and seventy-five percent (75%) of the purchase price (including taxes and licensing fees) of late model, pre-owned vehicles.

         (c) Borrowing and Repayment. Borrower may from time to time during the term of the Asset Based Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Asset Based Line of Credit Note; provided however, that the total outstanding borrowings under the Asset Based Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above. With respect to any advance made hereunder, Borrower shall repay each and every such advance in an amount equal to two percent (2%) of the original outstanding principal balance plus interest due monthly with remaining outstanding balance due at maturity. Additionally, upon the sale of a vehicle securing the Asset Based Line of Credit Note, the principal balance of the Note shall be repaid in an amount equal to the remaining loan balance of the vehicle, calculated at the face amount of the original advance less two percent (2%) amortization of the vehicle per month.

         (d) Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the advances shall at any time exceed the Asset Based Line of Credit, the Borrower shall immediately prepay the advances to the extent necessary to eliminate such excess.

         SECTION 1.3. INTEREST/FEES.

         (a) Interest. The outstanding principal balance of each Credit shall bear interest at the rate per annum one and one-half percent (1.5%) above the Prime Rate in effect from time to time.

         (b) Prime Rate. The term "Prime Rate" shall mean at any time the rate of interest most recently announced within Bank as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as Bank may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced within Bank.

         (c) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Corporate Revolving Line of Credit Note and the Asset Based Line of Credit Note (collectively, the "Notes").
                                       3.

         (d) Commitment Fee. Borrower shall pay to Bank a non-refundable commitment fee for both the Corporate Revolving Line of Credit and the Asset Based Line of Credit equal to 0.50% of the committed Credit amount, which fee shall be due and payable in full at closing.

         (e) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one quarter of one percent (0.25%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Corporate Revolving Line of Credit and the Asset Based Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears within ten (10) days after each billing is sent by Bank.

         (f) Letter of Credit Fees. Borrower shall pay to Bank (i) fees due and payable upon the issuance of each Letter of Credit equal to one percent (1.0%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (ii) fees upon the payment or negotiation by Bank of each draft under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

         SECTION 1.4. COLLATERAL. As security for all indebtedness of Borrower to Bank under the Corporate Revolving Line of Credit, Borrower hereby grants to Bank security interests of first priority in (i) all Borrower's inventory, documents, accounts, instruments, securities, chattel paper (whether as obligor or obligee), non-competition agreements, general intangibles, equipment
(including titled vehicles), patents, trademarks, fixtures and leasehold improvements (whether or not constituting equipment), other fixed assets of any nature, leasehold estates, escrowed funds, bonds, insurance policies, trade names, and deposit accounts of Borrower, whether now owned or hereafter acquired, and all proceeds or products of (including, without limitation, all insurance proceeds or condemnation awards that may become payable with respect
to), and all books,  records and files  relating to, any of the  foregoing,  and
(ii) stock pledge of all of the issued and outstanding common stock of Stratford American Car Rental Systems, Inc.

         As security for all indebtedness of Borrower to Bank under the Asset Based Line of Credit, Borrower hereby grants to Bank security interests of first priority in all vehicles purchased by Borrower with loan funds under this Credit.

         Notwithstanding anything contained herein to the contrary, Borrower and Bank hereby acknowledge and agree that the following items shall not be collateral for any Credit (the "Excluded Collateral"): (i) all vehicles owned or leased by Borrower that are subject to financing or lease agreements with third parties other than Bank.
                                       4.

         SECTION 1.5. SUBORDINATION OF DEBT. All obligations of Borrower to Susan L. Drescher-Mulzet, T.W.P. Company, Wells Fargo Equity Corporation, Glen Campbell, Jerry Colangelo, Louis Gossett, Jr., Edwin C. Lynch, John W. Teets, and Anthony Wauterlek shall be subordinated in right of repayment to all obligations of Borrower to Bank, as evidenced by and subject to the terms of subordination agreements in form and substance satisfactory to Bank.

                                   ARTICLE II
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

         SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Arizona, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

         SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Notes, and each other document, contract and instrument required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

         SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

         SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.
                                       5.

         SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated September 30, 1996, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

         SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

         SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

         SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

         SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

         SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

         SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is
                                       6.

in compliance in all material respects with all applicable Federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

         SECTION 2.12. OWNERSHIP OF ASSETS AND CONDUCT OF BUSINESS. Borrower has full power and authority to own its property and assets and to carry on its business as now being conducted. Borrower owns the Collateral free of all security interests or other encumbrances except for the following (the "Permitted Liens"): (i) security interest, encumbrances and leases executed in the normal course of Borrower's business, (ii) security interests and encumbrances specifically approved in this Agreement, (iii) purchase money security interests granted by Borrower in the normal course of Borrower's business, (iv) the existing security interest and encumbrance granted by Borrower to Bank One, Arizona, NA, and (v) the existing security interest and encumbrance granted by Borrower to Dollar Systems, Inc., which encumbrance shall be subordinated to Bank's financing and encumbrances. Other than the Permitted Liens, no financing statement in favor of a person or entity other than Bank covering the Collateral is filed or recorded in any public office.

         SECTION 2.13. REAFFIRMATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each request by Borrower for an advance under this Agreement shall constitute an affirmation on the part of Borrower that the representations and warranties contained in this Section 2 are true and correct as of the time of such request and that the relevant conditions precedent set forth in this Agreement have been fully satisfied. All representations and warranties made herein shall survive the execution of this Agreement until the Credits have matured and have been fully paid and performed.

         SECTION 2.14. PURPOSE OF LOAN. Borrower represents and warrants to Bank that: (a) the entire proceeds of all advances under this Agreement will be used solely and exclusively for business and commercial purposes; (b) no portion of any advance hereunder will be used for any personal, consumer, family, household or similar purpose; and (c) no portion of any Advance hereunder will be used for the immediate, incidental or ultimate purpose of "purchasing" or "carrying" any "margin stock" as
                                       7.

described in Regulation U (12 C.F.R., part 221) of the Board of Governors of the Federal Reserve System, or for the purpose of reducing or retiring any indebtedness which was originally incurred for such purpose.

         SECTION  2.15.  STOCK   OWNERSHIP.   Stratford   American   Corporation
represents and warrants to Bank that it owns 80% of the issued and outstanding shares of common stock of Stratford American Car Rental Systems, Inc.

                                   ARTICLE III
                                   -----------
                                   CONDITIONS
                                   ----------

         SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to grant any of the Credits is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

         (a) Approval of Bank Counsel. All legal matters incidental to the granting of each of the Credits shall be satisfactory to Bank's counsel.

         (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following (collectively the "Loan Documents"), duly executed:

         (i)      This Agreement and the Notes.

        (ii)      Continuing Security Agreement: Rights to Payment and
                  Inventory.

       (iii)      Security Agreement: Equipment and Fixtures.

        (iv)      General Pledge Agreement.

         (v)      Subordination and Standstill Agreement.

        (vi)      UCC-1 Financing Statements.

       (vii) Such other documents as Bank may require under any other Section of this Agreement.


         (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

         (d) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies
                                       8.

satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

         (e) Subordinated Debt. Borrower shall have delivered to Bank copies of all documentation relating to all subordinated debt, which shall be subject to Bank's review and approval.

         (f) Franchise Agreement. Borrower shall have delivered to Bank copies of its franchise agreement with Dollar Systems, Inc., which shall be subject to Bank's review and approval.

         (g) Subordination Agreement. Borrower shall have delivered to Bank a subordination agreement relating to the subordination of Dollar Systems, Inc. security interests and liens in favor of Bank's security interests and liens.

         SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

         (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

         (b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

                                   ARTICLE IV
                                   ----------
                              AFFIRMATIVE COVENANTS
                              ---------------------

         Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

         SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any of the Credits at any time exceeds any limitation on borrowings applicable thereto.
                                       9.

         SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

         SECTION  4.3.  FINANCIAL  STATEMENTS.   Provide  to  Bank  all  of  the
following, in form and detail satisfactory to Bank:

         (a) Within one hundred twenty (120) days after the end of each fiscal year: (1) detailed financial statements (including a balance sheet and a profit and loss statement and a statement of cash flow), setting forth, on a consolidated basis in consolidating form for Borrower and any subsidiary of Borrower, all assets, liabilities and net worth as of the end of such fiscal year (and the immediately preceding fiscal year) and any profit and loss for the relevant fiscal year (and the immediately preceding fiscal year), which statements shall be audited by (and accompanied by the unqualified opinion of) a Certified Public Accountant acceptable to the Bank; and (2) copies of all 10K reports filed with the Securities Exchange Commission;

         (b) not later than forty-five (45) days after and as of the end of each fiscal quarter, copies of the 10Q reports filed with the Securities Exchange Commission.

         (c) contemporaneously with each quarterly financial statement of Borrower, a certificate of the chief financial officer of Borrower that Borrower is in compliance with all financial covenants and that said financial statements are accurate;

         (d) from time to time such other information as Bank may reasonably request.

         SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

         SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.
                                       10.

         SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

         SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation Federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

         SECTION 4.8. LITIGATION. Borrower will give Bank prompt notice of:

         (a) Any litigation or claims that may or could materially and adversely affect the repayment of any Credits, the performance by Borrower under the Loan Documents or the financial condition or operations of Borrower; and

         (b) All complaints and charges filed by or with any governmental authority or any other person or entity (i) that could materially and adversely affect the Collateral or any portion thereof or any of the Loan Documents, or
(ii) exercising supervision or control of Borrower, or its business or assets, that could impair the security of Bank or adversely affect any of its rights under any of the Loan Documents.

         SECTION 4.9. FINANCIAL CONDITION. On a consolidated basis, maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined commencing with Borrower's financial statements for the period ending December 31, 1996:

         (a) Net profit, measured on an annual basis, not less than $200,000 as of December 31, 1997, and $400,000 as of December 31, 1998.

         (b) Debt to Cash Flow Ratio not less than 3.0:1.0 measured quarterly on a rolling twelve (12) month basis defined as total long term debt divided by EBITDA for the prior twelve (12) month period.

         (c) Maintain a minimum of seventy-five percent (75%) of existing subordinated debt as subordinated debt or converting a minimum of seventy-five percent (75%) of existing subordinated debt to equity upon maturity in May, 1997.
                                       11.

         (d) Revenue earning vehicles ratio of not less than 1.0:1.0, measured on a quarterly basis, and calculated as follows: revenue earning vehicles, net divided by notes secured by revenue earning vehicles.

         SECTION 4.10. NOTICE TO BANK.  Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower, or any action, claim, investigation, suit or proceeding pending or asserted by or before any governmental authority, arbitrator, court or administrative agency challenging or denying Borrower's qualification for tax treatment as if it were a partnership for income tax purposes; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $250,000.00.

         SECTION 4.11. INDEMNIFICATION OF BANK.

         (a) Borrower (the "Indemnitor") shall indemnify, defend and hold Bank and its past and current officers, directors, employees, attorneys and agents, and their respective successors and assigns (collectively, the "Indemnitees"), harmless for, from, and against any and all claims (including without limitation, attorneys' fees) asserted against any Indemnitee by any person, entity or governmental authority arising out of or in connection with the ownership or use of any portion of the Collateral (except as to claims which arise solely out of an Indemnitee's gross negligence or willful misconduct). If, in the reasonable judgment of Bank, the Indemnitor is incapable of defending, or unwilling to defend, the relevant Indemnitee(s) against such claims or fail to defend the relevant Indemnitee(s) against such claims in a manner Bank reasonably deems appropriate, Bank shall be entitled to appear in any action or proceeding to defend the relevant Indemnitee(s) against such claims, and the Indemnitor shall reimburse Bank for all costs incurred by Bank in connection therewith, including reasonable attorneys' fees, within ten (10) days after demand therefor. Any failure to so reimburse Bank within the specified time period shall constitute a Default under this Agreement, and the unreimbursed amount shall be added to the outstanding balance of the Credits and bear interest at the interest rate until paid.

         (b) The relevant Indemnitee(s), at its sole option, shall be entitled to settle or compromise any claim asserted against it, and such settlement shall be binding upon the Indemnitor for purposes of the foregoing indemnification; provided, however, that the
                                       12.

Indemnitor may settle or compromise any such claim, or decide not to settle or compromise any such claim, as long as all Indemnitees are fully released from any and all liability thereon. Payment by Bank pursuant to such settlement or compromise, or payment by Bank of any judgment or claim successfully asserted against an Indemnitee or the Collateral, shall be added to the outstanding balance of the Credits and bear interest at the interest rate until paid.

         (c) The agreements contained in this Section (4.11) shall survive repayment of the Credits and the termination of any other portions of this Agreement.

         SECTION 4.12. USE OF ADVANCES; PAYMENT OF COSTS AND EXPENSES RELATING TO COLLATERAL. Borrower shall use all advances from the Loans solely for permitted purposes for the particular advances described in this Agreement. Borrower shall promptly pay all costs and expenses relating to the Collateral, but may contest in good faith the validity or amount thereof provided that Borrower shall have furnished Bank a cash deposit or other appropriate security in an amount and form satisfactory to Bank to protect Bank against the creation of any lien on, or any sale or forfeiture of, any Collateral. Upon the final determination of Borrower, contest, Borrower shall promptly pay any sums determined to be due, whereupon any deposit or security provided by Borrower shall be returned to Borrower.

         SECTION 4.13. LICENSES, PERMITS AND BONDS; MANAGEMENT. Borrower shall maintain in full force and effect all rights, licenses and bonding commitments necessary to carry on its primary business. Borrower shall maintain the corporate existence and shall maintain executive personnel and management at a level of experience and ability equivalent to present personnel and management.

         SECTION 4.14. FURTHER DOCUMENTS OR ACTS. Borrower, at its expense, shall execute and deliver, or cause to be executed and delivered, to Bank such other writings, including current and updated certified copies of corporate borrowing resolutions, and shall do or cause to be done such other acts as Bank may reasonably require in connection with the Credits.

         SECTION 4.15. BANK'S COSTS AND FEES.

         (a) In addition to any requirements under the Loan Documents and the documents relating to this Agreement, Borrower hereby agrees that all reasonable expenses of Bank, including, all legal fees and costs of the law firm of Snell & Wilmer L.L.P.(up to a maximum of 4,750.00) and all allocated costs for the services of Bank's in-house staff such as appraisals, incurred in connection with or to be incurred in the future and related to (a) the negotiation, preparation, execution, and delivery of this Agreement, and all related instruments, including, without limitation, all charges for recording, filing, appraisal fees, and
                                       13.

expenses of Bank's outside and in-house counsel and all expenses for the Commitment; (b) the protection of the rights of Bank in connection with the transactions and documents described herein; (c) the enforcement of payment of Borrower, obligations to Bank, whether by judicial proceedings or otherwise; (d) the enforcement of payment of such obligations by any action or participation in, or in connection with, a case or proceeding under any chapter of the federal Bankruptcy Code, or any successor statute thereto, including without limitation defense of any matter brought by a debtor therein, making any attempt to enforce remedies therein, or proposing a plan or participating in the plan process; (e) Bank's review of documentation and other information delivered by Borrower pursuant to the Loan Documents and this Agreement from time to time; (f) all expenses paid by Bank on Borrower's behalf; and (g) all legal fees of Bank's outside and in-house counsel (as determined by the court or arbitrator and not by a jury if any action or arbitration is commenced, including without limitation, any allocated costs of in-house counsel), and disbursements related to any of the above and/or the Credits (collectively "Bank Expenses"), shall be immediately reimbursed to Bank by Borrower upon Bank's request therefor.

                                    ARTICLE V
                                    ---------
                               NEGATIVE COVENANTS
                               ------------------

         Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

         SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any of the Credits except for the purposes stated in Article I hereof.

         SECTION 5.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank,
(b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof, and (c) the Permitted Liens.

         SECTION 5.3. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

         SECTION 5.4. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable
                                       14.

instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank and the Permitted Liens.

         SECTION 5.5. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof.

         SECTION 5.6. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding.

         SECTION 5.7. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except the Permitted Liens, any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof.

         SECTION 5.8. CHANGE IN FISCAL YEAR ACCOUNTING METHODS. Borrower shall not, without having received the prior written consent of Bank, change its fiscal year or other accounting periods or change its method of accounting other than to conform to GAAP applied on a consistent basis.

                                   ARTICLE VI
                                   ----------
                                EVENTS OF DEFAULT
                                -----------------

         SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents and the expiration of five (5) days after written notice from Bank to Borrower of such failure.

         (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

         (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any
                                       15.

contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Bank, including the expiration of all applicable notice and cure periods.

         (e) The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower, all of which is not dismissed or released within thirty (30) days the entry of any such matter.

         (f) Borrower shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or Federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or Federal law relating to bankruptcy, reorganization or other relief for debtors.

         (g) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

         (h) The dissolution or liquidation of Borrower or any of their directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

         SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under
                                       16.

each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any of the Credits and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                   ARTICLE VII
                                   -----------
                                  MISCELLANEOUS
                                  -------------

         SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

         SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

         BORROWER:                  STRATFORD AMERICAN CORPORATION
                                    2400 East Arizona Biltmore Circle
                                    Building 2, Suite 1270
                                    Phoenix, Arizona 85016
                                    Attn: Mel L. Shultz

         BANK:                      IMPERIAL BANK
                                    4343 East Camelback Road, Suite 444
                                    Phoenix, Arizona 85018
                                    Attn: R. Mark Chambers

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), incurred by Bank in connection with (a) the negotiation and preparation of this
                                       17.

Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

         SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any of the Credits, Borrower or its business, or any collateral required hereunder.

         SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to the Credits and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

         SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

         SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

         SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         SECTION 7.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or
                                       18.

otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

         SECTION 7.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

         SECTION 7.11. REFERENCE PROVISION. Each controversy, dispute or claim ("Claim") between the parties arising out of or relating to this Agreement, which is not settled in writing within ten days after the "Claim Date" (defined as the date on which a party gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in Los Angeles, California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any Claim, including whether such Claim is subject to the reference proceeding and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles (the "Court"). The referee shall be a retired Judge selected by mutual agreement of the parties, and if they cannot so agree within thirty days after the Claim Date, the referee shall be selected by the Presiding Judge of the Court. The referee shall be appointed to sit as a temporary judge, as authorized by law. The referee shall (a) be requested to set the matter for hearing within sixty
(60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP 644 in the Court.
All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducing discovery. Depositions may be taken by either party upon seven (7) days written notice, and, request for production of inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.

                  b. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or
                                       19.

provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject to the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


STRATFORD AMERICAN CORPORATION,
 an Arizona corporation




By:/s/ Mel L. Shultz
   -----------------------------

Title: President
      --------------------------


STRATFORD AMERICAN CAR RENTAL SYSTEMS, INC., an Arizona corporation




By:/s/ Mel L. Shultz
   -----------------------------

Title: President
      --------------------------



IMPERIAL BANK




By:/s/ R. Mark Chambers
   -----------------------------

Title: Vice President
      --------------------------
                                       20.